Exhibit 99.1

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders
of Bangarang Enterprises, LLC DBA Gander Group, and Subsidiary

Opinion

We have audited the accompanying financial statements of Bangarang Enterprises, LLC DBA Gander Group, and Subsidiary (a California corporation), which comprise the balance sheets as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022, and the related statements of income, retained earnings, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bangarang Enterprises, LLC DBA Gander Group, and Subsidiary as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Bangarang Enterprises, LLC DBA Gander Group, and Subsidiary and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Substantial Doubt About the Entity’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has net losses, an accumulated deficit and negative cash flows from operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Bangarang Enterprises, LLC DBA Gander Group, and Subsidiary’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Bangarang Enterprises, LLC DBA Gander Group, and Subsidiary’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Diamond Bar, CA

November 8, 2024

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP, AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2023 AND 2022

ASSETS	2023	2022
CURRENT ASSETS
Cash	$360,920	$203,706
Accounts receivable, net of allowance	1,570,993	3,170,596
Prepayments to vendors	175,095	482,349
Inventory, net	2,113,978	3,199,057
Prepaid expenses and other current assets	331,409	116,291
TOTAL CURRENT ASSETS	4,552,395	7,171,999
LONG-TERM ASSETS
Property and equipment, net	11,497	84,185
ROU asset - office lease, net	270,699	412,772
Loan to member	819,642	565,272
Security deposit and other long-term assets	63,356	64,944
TOTAL ASSETS	$5,717,589	$8,299,172
LIABILITIES AND MEMBERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$4,949,594	$5,839,595
Lease liabilities - current portion	270,699	367,127
Deferred revenue	5,500,300	5,149,719
Accrued expenses and other payables	1,322,023	1,736,108
Contractual obligation, notes payable - current portion	6,146,726	6,748,487
TOTAL CURRENT LIABILITIES	18,189,342	19,841,036
LONG-TERM LIABILITIES
Lease liabilities - long-term portion	-	57,074
Contractual obligation, notes payable - long-term portion	2,017,482	1,061,473
TOTAL LONG-TERM LIABILITIES	2,017,482	1,118,547
TOTAL LIABILITIES	20,206,824	20,959,583
MEMBERS’ DEFICIT
Members’ deficit	(14,405,060)	(12,625,676)
Non-controlling interest in subsidiary	(84,175)	(34,735)
TOTAL MEMBERS’ DEFICIT	(14,489,235)	(12,660,411)
TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$5,717,589	$8,299,172

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP, AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	2023	2022
REVENUE
Revenue, net of returns and allowances	$34,768,083	$42,268,856
COST OF REVENUES	25,978,599	33,698,385
Gross profit	8,789,484	8,570,471
OPERATING EXPENSES	8,340,896	11,137,877
Operating income (loss)	448,588	(2,567,406)
OTHER INCOME (EXPENSE)
Other income	369,613	1,348,493
Other expense	(10,000)	(150,888)
Interest income	27,415	10,763
Interest expense	(2,664,440)	(3,056,625)
Total other (expense), net	(2,277,412)	(1,848,257)
NET LOSS	$(1,828,824)	$(4,415,663)
NET LOSS ATTRIBUTABLE TO PARENT COMPANY	$(1,779,384)	$(4,410,952)
NET LOSS ATTRIBUTABLE TO NON-CONTROLLING	$(49,440)	$(4,711)

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP, AND SUBSIDIARY CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Gander Group (Parent Company)	Non-controlling Interest	Total Members’ Deficit
December 31, 2021	$(8,214,724)	$(30,024)	$(8,244,748)
Contributions	-	-	-
Withdrawals	-	-	-
Net loss	(4,410,952)	(4,711)	(4,415,663)
December 31, 2022	(12,625,676)	(34,735)	(12,660,411)
Contributions	-	-	-
Withdrawals	-	-	-
Net loss	(1,779,384)	(49,440)	(1,828,824)
December 31, 2023	$(14,405,060)	$(84,175)	(14,489,235)

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP, AND SUBSIDIARY CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2023, AND 2022

	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,828,824)	(4,415,663)
Adjustments to reconcile net loss to net cash used in operating activities:
Forgiveness of PPP loan	-	(842,977)
Depreciation expense	72,688	75,992
(Recoveries of) provision for credit losses	(14,974)	56,059
Inventory obsolescence expense	190,063	-
Changes in operating assets and liabilities:
Change in accounts receivable	1,614,577	855,169
Change in prepayments to vendors	307,254	4,208,581
Change in inventory	895,016	307,354
Change in prepaid expenses	(215,118)	208,377
Change in security deposits and other assets	129,088	12,861
Change in accrued rent	(11,429)	11,429
Change in accounts payable	(890,001)	(2,530,458)
Change in accrued expenses	(432,477)	955,578
Change in deferred revenue	350,581	(804,199)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	166,444	(1,901,897)
CASH FLOWS FROM INVESTING ACTIVITIES
Funding of loan to member	(566,475)	(490,880)
Collections on loan to member	312,105	760,000
Purchase of property and equipment	-	(18,275)
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(254,370)	250,845
CASH FLOWS FROM FINANCING ACTIVITIES
Draws on factoring loan from lender	3,504,338	3,000,300
Repayments on factoring loan from lender	(3,552,090)	(1,582,350)
Draws on factored receivables credit facility	37,514,803	35,252,695
Repayments on factored receivables credit facility	(37,890,940)	(37,818,106)
Draws on loan from investor	1,512,500	1,373,570
Repayments on loan from investor	(843,471)	(467,480)
Proceeds from SBA loans	-	1,850,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	245,140	1,608,629
NET INCREASE (DECREASE) IN CASH	157,214	(42,423)
CASH, BEGINNING OF YEAR	203,706	246,129
CASH, END OF YEAR	$360,920	$203,706
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for -
Income taxes	$24,027	$6,204
Interest	$849,387	$659,717

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 1 – DESCRIPTION OF BUSINESS

Nature of Business - Bangarang Enterprises, LLC DBA Gander Group (the Company) or (“GG”), a California promotional marketing merchandise company located in Irvine, California. The company sells promotional products to casinos for their customer marketing and loyalty programs.

Organization – Bangarang Enterprises, LLC DBA Gander Group, was formed in 2013 with a fiscal year ending December 31.

Principles of Consolidation - The consolidated financial statements include the financial statements of Bangarang Enterprises, LLC DBA Gander Group, and Gander Group, Louisiana, LLC (“GGLA”). GG is an initial 49% member of the GGLA, organized under the laws of the State of Louisiana. All intercompany transactions are eliminated through consolidation.

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company’s net losses were $1,828,824, and cash flows provided by operations were $166,444 for the year ended December 31, 2023. The Company has an accumulated members’ deficit of $14,489,235 as of December 31, 2023.

Management believes these conditions raise substantial doubt about the Company’s ability to continue as a going concern within the next twelve months from the date these financial statements are available to be issued. The ability to continue as a going concern is dependent upon profitable future operations, positive cash flows, and additional financing.

Management is actively restructuring outstanding debt and payables with existing suppliers to reduce the overall financial burdens of the Company. Management is actively reviewing strategic partnerships and meeting with various financing companies to explore all options with respect to obtaining capital. The Company’s ability to obtain new financing is not known currently. There have been various cost-cutting measures taken to reduce the overhead of the Company, which includes changes to staffing, restructuring the Company’s existing lease and renegotiating various supplier agreements.

NOTE 3– SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Method of Accounting - The accompanying financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents – The Company considers all highly liquid financial instruments with maturities of three months or less at the time of purchase to be cash equivalents. As of December 31, 2023 and 2022, cash consisted of monies held in bank deposit accounts.

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (CONTINUED)

Accounts Receivable, Net - Accounts receivable consist primarily of amounts receivable from the sale of promotional products. Accounts receivable are carried at original invoice amount less an allowance made for doubtful receivables based on a review of all outstanding amounts annually. Management determines the allowance for doubtful accounts by evaluating segments of customer accounts receivable, based on the aging of the receivable, current economic conditions, and future forecasts. Specific accounts receivable are written off when deemed uncollectible. Recoveries of contracts receivable previously written off are recorded when received. The allowance recorded for doubtful receivables was $49,274 and

$64,441 as of December 31, 2023 and 2022, respectively. The Company has entered into a credit facility agreement whereby certain accounts receivable are factored to enhance liquidity. Refer to Note 10 for more information on this facility.

Inventory - Inventories are valued at the lower of cost or net realizable value. Inventory cost is determined using the moving average cost method. Inventory consists of promotional products to casinos for giveaway programs. Management determines an inventory allowance based on analyses and projections of inventory movement and sales. The Company is a custom manufacturer which develops promotional items specifically for each customer program. Inventory is purchased from suppliers after development, and typically shipped to customers within days or weeks. From time to time, larger customers will require return privileges for gifts that are not redeemed. This returned inventory is stored and marketed for future consideration. From time to time, residual inventory is sold to off-price retailers or excess inventory outlets. All inventory, including these residuals, are considered for write-off and the calculation of the allowance for inventory obsolescence. The Company has a sample room at the office headquarters to showcase the promotional products that are available for purchase.

Property and Equipment, Net - The Company records property and equipment at cost when purchased. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are expensed as incurred. When property and equipment are retired or otherwise disposed, the cost and accumulated depreciation are removed from accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation records over the estimated useful lives of the related assets for financial statement purposes. The Company uses straight-line methods for book purposes and accelerated methods for income tax purposes. Furniture and fixtures depreciated over estimated useful lives of 7 years, and autos and computer equipment are depreciated over estimated useful lives of 5 years.

Concentrations of Credit Risk – Financial instruments which are potentially subject to concentrations of credit risk consist primarily of cash deposits and accounts receivable. The Company maintains its cash in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses on its bank deposit accounts, and believes it is not exposed to any significant credit risk on its accounts. At December 31, 2023, the Company’s cash deposits exceeded the federally insured limits by $99,650 and at December 31, 2022, the Company did not exceed the federally insured limits.

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates - Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from these estimates.

Revenue Recognition – The Company’s revenue is recognized based on a five-step model, which includes identifying the contract with a customer, identifying the performance obligations, determining the transaction price, allocating the transaction price to each performance obligation, and recognizing revenue when or as each performance obligation is satisfied. Revenue primarily represents the sale of promotional products to casinos for giveaway programs, recorded net of discounts, allowances, returns, and refunds. Shipping and handling costs are generally included in the transaction price. The Company recorded discounts of $18,969 and $14,794 for the years ended December 31, 2023 and 2022, respectively.

A contract is established through a formal customer purchase order or signed agreement. Performance obligations are satisfied when control of the products is transferred to the customer, typically upon delivery. The transaction price is based on the consideration the Company expects to receive, adjusted for expected payment discounts and product return allowances. Revenue is recognized at the point control of the product transfers, and all performance obligations are fulfilled.

Deferred revenue – Deferred revenues represent payments received in advance from customers for products the Company will ship when the order is completed. Depending on the relationship established with the customer, and order size, the Company may require a deposit. The Company recognizes deferred revenue as revenue when the Company has substantially completed the customer order, and the customer is satisfied with the finished product. This typically occurs upon transfer of control to the customer, which is the shipping date of the product. Total deferred revenue was $5,500,300 and $5,149,719 as of December 31, 2023 and 2022, respectively. The Company classifies deferred revenue as a current liability since the manufacturing process is less than one year.

Loan to Member – Loan to member consists of periodic draws or unrelated business expenses incurred by the sole member of the Company. The total outstanding balance on the loan to the member as of December 31, 2023 and 2022 was $819,642 and $565,272. The shareholder note is interest only and bears and interest rate of 2.72% compounded annually and is due on demand.

Advertising and Promotional Costs - Advertising and promotional costs are charged to operations when incurred. Advertising and promotional costs totaled approximately $128,000 and $215,000 for the year ended December 31, 2023 and 2022, respectively.

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments - The Company records its financial assets and liabilities at fair value, which is defined as the price that would be received to sell an asset or paid to transfer a liability, in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants at the measurement date. Cash, accounts receivable, accounts payable, and accrued expenses approximate fair value due to their short-term nature.

The three levels of the fair value hierarchy under GAAP and are described below:

Level 1 – Pricing inputs are quoted prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2 – Pricing inputs are quoted prices for similar assets or liabilities, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes assets and liabilities valued at quoted prices adjusted for legal or contractual restrictions specific to these assets and liabilities.

Level 3 – Pricing inputs are unobservable for the asset or liability; inputs that reflect the reporting entity’s assumptions that the market participants would use in pricing the asset or liability. Level 3 includes assets or liabilities that are supported by little or no market activity.

NOTE 4 – INVENTORY

Inventory consists of the following as of December 31, 2023, and 2022:

	2023	2022
Finished goods	$2,616,610	$3,461,813
Inventory in-transit	-	49,813
Less: allowance for inventory obsolescence	(502,632)	(312,569)
Inventory, net	$2,113,978	$3,199,057

During 2023 and 2022, the Company wrote off approximately $190,063 and $24,722 in inventory, respectively. This write down is included in cost of revenues in the accompanying consolidated statements of operations.

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment, net of accumulated depreciation consist of the following:

	2023	2022
Automobiles & computer equipment	$299,386	$299,386
Furniture & fixtures	46,110	46,110
	345,496	345,496
Less: accumulated depreciation	(333,999)	(261,311)
Property & equipment, net	$11,497	$84,185

Depreciation totaled $72,688 and $75,992 for the years ended December 31, 2023 and 2022, respectively.

NOTE 6 – PREPAYMENTS TO VENDORS

At December 31, 2023, and 2022, the Company prepaid vendors for inventory they will receive in succeeding fiscal years in the amount of $175,095 and $482,349, respectively.

NOTE 7 – CONCENTRATIONS, RISKS, AND UNCERTAINTIES

The Company earned revenues from two major customers which accounted for approximately 19%, and 12%, of the Company’s total net revenue for the year ended December 31, 2023. Account receivables owed by these two customers as of December 31, 2023 totaled approximately $387,000. The Company earned revenues from two major customers which accounted for approximately 15%, and 8% of the Company’s total net revenue for the year ended December 31, 2022. Account receivables owed by these two customers as of December 31, 2022 totaled approximately $73,000.

The Company purchased promotional items from two major vendors which accounted for approximately 51%, and 23% of total purchases. Accounts payable owed to these two vendors totaled approximately $3,800,000 as of December 31, 2023. The Company purchased promotional items from two major vendors which accounted for approximately 32%, and 19% of total purchases. Accounts payable owed to these two vendors totaled approximately $6,500,000 as of December 31, 2022.

Credit is extended for all customers based on financial condition, and generally, collateral is not required. Credit losses are provided for in the financial statements. The Company performs ongoing credit evaluations of its customers and has not experienced any significant bad debts.

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company is subject to various claims and legal proceedings in the normal course of business. Management assesses the likelihood of adverse judgments and outcomes, including the possibility of losses, based on consultations with legal counsel and considers this information in determining the necessity and extent of disclosure. As of the reporting date, two claims have been asserted against the Company by third parties, both of which are currently in negotiation:

Cobalt Funding Solutions Claim - Cobalt Funding Solutions has threatened legal action against the Company, asserting a claim for $971,000, plus costs and attorney fees. Negotiations for settlement are ongoing, and no formal complaint has been filed as of the reporting date. While management considers an unfavorable outcome reasonably possible, it is not probable, and the Company is currently unable to reasonably estimate the potential loss, if any, associated with this matter.

Second Wind Consulting Claim - Second Wind Consulting has also threatened legal action, alleging that the Company owes $270,000. Negotiations are ongoing, and management considers an unfavorable outcome reasonably possible, though not probable at this time. The Company is currently unable to reasonably estimate the potential loss, if any, related to this matter.

Endemol Shine Claim - Endemol Shine has asserted a claim related to a pre-Article 9 transaction liability. Endemol Shine rejected a $30,000 offer from the Company to settle this claim, and countered with a settlement offer of $100,000. Management anticipates to settle for less than this amount, however, as negotiations are ongoing and a definitive settlement amount has not been reached, the Company is unable to reasonably estimate a final settlement amount at this time. Management considers an unfavorable outcome reasonably possible but not probable.

Management will continue to monitor these claims as negotiations proceed and will adjust disclosures as necessary should any changes in circumstances arise.

NOTE 9 - OPERATING LEASES

The Company accounts for leases in accordance with US GAAP. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. The lease liability is measured as the present value of the unpaid lease payments, and the right-of-use asset value is derived from the calculation of the lease liability. Operating leases are included in right-of-use assets, current lease liabilities, and noncurrent lease liabilities in the balance sheet.

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 9 - OPERATING LEASES (CONTINUED)

Lease payments include fixed and in-substance fixed payments, variable payments based on an index or rate, reasonably certain purchase options, termination penalties, and probable amounts the lessee will owe under a residual value guarantee. Variable lease payments are recognized as lease expenses as incurred, and generally relate to variable payments made based on the level of services provided by the landlords of the Company’s leases. Lease expense for operating lease payments is recognized on a straight-line basis over the lease term within general and administrative expenses in the consolidated statements of operations.

The Company uses its estimated incremental borrowing rate, which is derived from information available at the lease commencement date, in determining the present value of lease payments because the Company does not have the information necessary to determine the rate implicit in the lease. The Company’s lease term includes any option to extend the lease when it is reasonably certain to be exercised based on consideration of all relevant factors. Leases with an initial term of 12 months or less are not recorded on the balance sheets and the Company recognizes lease expense for these leases on a straight-line basis over the lease term.

The Company rents office space under a non-cancelable lease that was entered into on April 1, 2021, and is set to terminate on March 31, 2025. Average monthly payments for the first 12 months of the lease were approximately $15,926 as of the lease inception date, with annual increase of approximately 3.0% each April 1st. The Company recognized $142,073 in depreciation, and $47,515 in interest expense related to the lease liability for the year ended December 31, 2023. The Company recognized $160,695 in depreciation, and $40,781 in interest expense related to the lease liability for the year ended December 31, 2022. The weighted average discount rate utilized in the calculation was 8.0%. The company rents other office space on terms of 12 months or less or on a month-to-month basis which are not included in the analysis above.

A maturity analysis and reconciliation of the undiscounted cash flows over the remaining term of the lease as of December 31, 2023 is as follows:

2024	$226,470
2025	57,074
Total undiscounted cash flows	283,544
Present value discount	(12,845)
Total operating lease liability - current	$270,699

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 10 – CONTRACTUAL OBLIGATIONS, NOTES PAYABLE

	2023	2022
SBA Payroll Protection Program
A PPP loan in the amount of $918,420 was obtained in February of 2021 from the SBA through the paycheck protection program. The interest rate charged on this loan is 1% per annum. Interest shall accrue on the unpaid principal. Of this balance, $842,977 was forgiven by the SBA, leaving a balance of $75,443 to be repaid under the original terms with maturity on February 1, 2026.	$67,117	$75,443

SBA Economic Injury Disaster Loan
The Company obtained a $2,000,000 loan under SBA EIDL. Draws were made in October 2020 and March 2022. The loan is collateralized by substantially all the assets of the Company. Interest will accrue at a rate of 3.75% per annum. Payments of $9,985 begin in February 2023, and mature in January 2053.	2,055,542	2,065,608

Factored Receivables Credit Facility
On July 29, 2019, the Company entered into a credit facility with Sallyport Commercial Finance secured by substantially all the assets of the company. The agreement has four separate facilities that in aggregate total up to $7,000,000. The initial facility covered under this agreement is for Accounts Receivable Financing. The Accounts Receivable Financing can be for $7,000,000 on up to 90% of outstanding receivables. The Company is required to pay an administration fee on the gross invoice amount of 0.4%. Advances under the Accounts Receivable arrangement accrue interest at Wall Street Journal Prime plus 2.25%. The Cash Flow Facility provides credit up $500,000 reducing over 24 months. Cash Flow Facility charges interest at Wall Street Journal Prime plus 8.5%. This agreement provides for an Inventory Facility of up to $500,000. The Inventory Facility accrues interest at Wall Street Journal Prime plus 8.5%. This agreement also provides a Purchase Order Facility of up to $2,000,000 from time to time for key suppliers. The Purchase Order Facility accrues interest of 1.8% per month plus bank letters of credit fees. The facility was terminated August 23, 2024.	408,656	784,793

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 10 – CONTRACTUAL OBLIGATIONS, NOTES PAYABLE (CONTINUED)

	2023	2022
Investor Loan
The Company obtained a $2,750,000 loan from a non-equity investor. Draws were made in May and September of 2021. Maturity is the earlier of February 26, 2026 and a change in control of the company. The outstanding balance accrues interest on a monthly basis at an annual rate of approximately 17%, with other requirements built into loan repayment. Each month during the term of the loan, the Company will be required to pay the investor an amount equal to the product of all revenue or gross receipts received by the Company from any source, multiplied by an applicable percentage. Monthly payments will continue until the Investor has received payments equal to the amount advanced plus interest. The Company made payments on the loan to the investor of approximately $843,471 during the year ended December 31, 2023. The interest charged is subject to the amount repaid, whereby the rate increases if certain minimum repayments are not met. Interest of $1,512,695 was added to the balance of the loan for the year ended December 31, 2023. The loan balance is presented net of unamortized loan fees totaling $127,500 as of December 31, 2023, which were fully amortized during 2023.	4,262,695	3,466,166

Factored Receivables Lender Loan
The Company entered into a financing arrangement with a lender through the factoring of receivables in the amount of $1,575,500 during the year ended December 31, 2022. Additional draws of $2,139,000 were extended to the Company during the year ended December 31, 2023 under this arrangement. The Company made payments to the lender amounting to $1,668,957 for the year ended December 31, 2023. The financing arrangement has an open-ended maturity. The imputed interest rate of this exchange is 65%.	1,370,198	1,417,950
Total contractual obligations, and notes payable	8,164,208	7,809,960
Less: current portion of contractual obligations, notes payable	(6,146,726)	(6,748,487)
Long-term portion of contractual obligations, notes payable	$2,017,482	$1,061,473

Principal payments due on contractual obligations for each of the subsequent years ending December 31, 2023 are as follows:

2024	$6,146,726
2025	39,512
2026	41,019
2027	42,584
2028	44,209
Thereafter	1,850,158
Total	$8,164,208

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 11 – REVENUE

The following table provides a breakdown of revenues recognized during the period:

Gift programs	$31,904,264	$38,972,371
Promotional programs	2,667,984	2,394,909
Closeout sales	155,623	578,130
Other	40,212	323,446
	$34,768,083	$42,268,856

Gift program revenue is derived from the sale of gift merchandise, primarily to casinos to be given as gratuity to casino guests for retention purposes. Promotional program revenue is derived from the sale of personalized or branded merchandise to casinos to be given as gratuity to casino guests for marketing purposes. Closeout sale revenue is derived from the sale of unsold or unused merchandise to excess inventory outlets. Other revenue includes the sale of unused merchandise through Ecommerce or retail outlets other than excess inventory outlets.

The Company recorded discounts of $18,969 and $14,794 for the years ended December 31, 2023 and 2022, respectively.

NOTE 12 – COST OF REVENUES

The following table provides a breakdown of expenses directly related to the production of goods sold during the period:

	2023	2022
Product cost	$22,531,482	$28,824,348
Fulfillment	447,023	692,641
Royalties	888,362	970,314
Freight	1,775,006	3,029,211
Other cost of revenues	336,726	181,871
	$25,978,599	$33,698,385

Other cost of revenues includes items charged to inventory obsolescence and shrinkage.

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 13 – OPERATING EXPENSES

The table below details the classifications of operational expenses incurred to support the company’s business activities:

	2023	2022
Salaries and wages	$2,894,871	$4,598,931
Commissions and bonuses	1,645,932	2,252,366
Payroll taxes	324,273	433,195
Other personnel expense	289,233	615,900
Facility expense	964,045	1,109,151
Travel expense	290,264	312,007
Accounting, legal, and admin	612,929	229,311
Meals and entertainment	158,975	202,154
Marketing and promotion	300,394	361,366
Software and IT services	202,930	173,331
Other operating expense	657,050	850,165
	$8,340,896	$11,137,877

NOTE 14 – OTHER INCOME

A portion of a loan obtained through the SBA Payroll Protection Program as outlined in Note 10 was forgiven during the year ended December 31, 2022. The loan forgiveness, which amounted to $842,977, was recognized as other income on the consolidated statements of operations. The balances presented in Note 10 exclude the forgiven portion.

NOTE 15 – INCOME TAX

The net income, loss, capital gains and cash distributions pertaining to GG and GGLA are allocated to its members in accordance with the provisions of the Company’s operating agreements. The operating agreements provide that all items of net income, loss, capital gain and cash distributions be allocated among the members based upon their respective percentage interest. There is only one class of members’ interest, whose rights are governed and set forth in the operating agreements.

In accordance with the generally accepted method of presenting limited liability company financial statements, the financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of net income of the LLCs, or any provision for federal income taxes.

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 15 – INCOME TAX (CONTINUED)

The Company is taxed as a limited liability company (“LLC”) under the provisions of federal and state tax codes. Under federal laws, taxes based on income of a limited liability company are payable by the LLC members individually. Accordingly, no provision for federal income taxes has been made in the accompanying consolidated financial statements. A provision for minimum California franchise tax has been recorded in costs and expenses in the accompanying financial statements at a statutory amount based on gross receipts under California laws.

The Company has analyzed filing positions in the Federal and State jurisdictions as well as all open tax years in these jurisdictions. The federal and state returns subject to examination are for years 2019 through 2023.

NOTE 16 – PENSION PLAN

The Company has a defined 401(k) employee benefit plan for substantially all employees who have met the requirements to participate in the plan. The Company matches up to 4% of employee contributions. The match was suspended for a portion of 2023 but was restored after December 31, 2023. For the years ended December 31, 2023, and 2022, the Company contributed on behalf of its employees $13,722, and $264,956, respectively.

NOTE 17 – RELATED PARTY TRANSACTIONS

The Company has an outstanding loan receivable made to the owner that is due on demand. The amounts as of December 31, 2023 and 2022, were $819,642 and $565,272, respectively, which is inclusive of $102,413 and $74,998 in accrued interest, respectively. Interest is charged on this unsecured loan at a rate is 2.72%, and is included as interest income on the consolidated statements of operations.

NOTE 18 – SUBSEQUENT EVENTS

On August 23, 2024, Bangarang Enterprises sold substantially all its assets to a strategic buyer, Stran & Company, Inc. (Stran). Stran agreed as part of the asset purchase to assume certain debt as part of the acquisition. Bangarang Enterprises will be wound down as the Company settles ongoing business transactions.

The Company has evaluated events subsequent to December 31, 2023, to assess the need for potential recognition or disclosure in the consolidated financial statements. Such events were evaluated through November 8, 2024, the date the consolidated financial statements were available to be issued.